Exhibit 99.1
Filed by City Holding Company
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

NEWS RELEASE

For Immediate Release
            March 10, 2023

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Completes Acquisition Strengthening Kentucky Presence

Charleston, West Virginia – City Holding Company (“City”) (Nasdaq: CHCO), the parent company of City National Bank of West Virginia, announced today that it has completed its acquisition of Citizens Commerce Bancshares, Inc., (“Citizens”) (OTC: CCVS), the parent company of Citizens Commerce Bank,headquartered in Versailles, Kentucky. The acquisition became effective as of the close of business on March 10, 2023. The acquisition of Citizens was structured as a stock transaction valued at approximately $62.1 million, or $15.37 per share of Citizens common stock, with each share of Citizens common stock being exchanged for 0.1666 shares of City common stock. City and Citizens first announced that they had entered into an agreement to merge on October 18, 2022. The acquisition of Citizens included the merger of Citizens Commerce Bank into City National Bank of West Virginia
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Based upon financial data as of December 31, 2022, the combined company will have $6.2 billion in assets, deposits of $5.2 billion, and gross loans of $3.9 billion, strengthening City’s presence in the Lexington, Kentucky MSA. “We are very happy to welcome the staff and customers of Citizens into the City family,” remarked Charles R. “Skip” Hageboeck, President and Chief Executive Officer of City. “From the perspective of Citizens customers, they will continue to see the same people who have been serving them, and also will have access to enhanced products and services. We have been able to retain more employees than originally anticipated, with approximately one dozen administrative/operational staff from Citizens that are now filling open positions that existed at City. City’s dedication to remain a community-focused bank means that our commitment to the local communities will continue to be quite strong.”

Piper Sandler & Co. served as financial advisor and Dinsmore & Shohl LLP served as legal counsel to City in this transaction. Forvis Capital Advisors, LLC served as financial advisor and Wyatt, Tarrant & Combs, LLP served as legal counsel to Citizens. Hovde Group, LLC issued a fairness opinion to the board of Citizens.

About City Holding Company

City Holding Company, headquartered in Charleston, West Virginia is a financial holding company which owns City National Bank of West Virginia. City received the highest ranking in customer satisfaction in the north central region in J.D. Power’s 2022 U.S. Retail Banking Satisfaction Study. City provides a full range of consumer and commercial banking services to individuals, businesses and industries through its 99 branches across West Virginia, Kentucky, Virginia and Ohio. As of December 31, 2022, City had $5.9 billion in total assets, $4.9 billion in deposits, and $3.6 billion in gross loans. For additional information, locations, and hours of operation, please visit www.bankatcity.com.

Safe Harbor Statement:

Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful integration of the transactions contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in City’s filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release. These factors are not necessarily all of the factors that could cause City’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm City’s results.

All forward-looking statements attributable to City, or persons acting on City’s behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and City does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If City updates one or more forward-looking statements, no inference should be drawn that City will make additional updates with respect to those or other forward-looking statements.

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